Exhibit 99.1
Solaris Energy Infrastructure Acquires Leading Global Provider of Full Cycle Power Generation Operations, Maintenance, and Technical Solutions

HOUSTON, Texas, July 6, 2026 - (BUSINESS WIRE) - Solaris Energy Infrastructure, Inc. (NYSE:SEI) (“Solaris” or the “Company”), today announced the acquisition of Global Energy Services Alliance, Inc. (“GESA”), a full cycle power generation service provider. GESA was formed via the combination of Baseload Power, a U.S.-based provider of power generation aftermarket solutions, and Pro-Per Energy Services, a global provider of power plant installation, and operations and maintenance (“O&M”) services.

Transaction Highlights and Strategy

oStrengthens and Scales In-House End-to-End Power Capabilities. Expands the Company’s offerings to deliver full cycle power solutions, including front-end plant installation and commissioning services through long-term operations and life-of-asset repair and maintenance required to support a growing global generation asset base.

oDeepens and Expands Technical Talent Bench. Baseload and Pro-Per bring decades of power operations, maintenance, installation and commissioning, and repair expertise across a broad spectrum of installed generator and turbine classes, including aeroderivative, industrial, heavy-duty, hydroelectric, and steam. This expanded technical bench strengthens Solaris’ ability to deliver full turnkey power solutions at scale, meeting the Company’s growing customer demand and positioning it to serve additional third-party customers across the expanding global power industry.

oIntroduces New Growth End Markets. Baseload’s U.S.-based aftermarket and installation and commissioning services combined with Pro-Per’s international O&M experience expands Solaris’ capabilities to provide a full scope of domestic and international third-party power generation services for power generation at all sizes, including grid connected, co-located across-the-meter, and behind-the-meter power installations.

oStrengthens Financial Profile. The acquisition is expected to be accretive to earnings and free cash flow per share and was funded through approximately $55 million of cash consideration and the issuance of approximately three million Class A Solaris shares.

Co-CEO Commentary

“As we look forward at growing market needs, the GESA acquisition is another key step in establishing Solaris as a recognized full service power provider,” said Bill Zartler, Chairman and Co-Chief Executive Officer, and Amanda Brock, Co-Chief Executive Officer. “Having the people, talent, and capabilities to deliver essential services across multiple stages of critical power needs strengthens our ability to expand and to continue delivering our turnkey and O&M services to maximize the value we create for customers and for all Solaris stakeholders over full project lifecycles.”

“Combining GESA’s capabilities with Solaris’ proven track record of executing large-scale power projects also facilitates our access to new end markets and customer segments. We continue to see a significant runway for growth not only domestically, but also globally as power infrastructure investment accelerates at a rapid pace. We're thrilled to welcome the GESA team to Solaris and excited about the strength of the combined company and exciting opportunities we see for growth.”

About Solaris Energy Infrastructure, Inc.

Solaris Energy Infrastructure, Inc. (NYSE:SEI) delivers power generation and distribution solutions, and logistics equipment and services, serving clients in the data center, energy, and other commercial and industrial sectors. Additional information is available on our website, solaris-energy.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Examples of forward-looking statements include, but are not limited to, statements regarding the benefits of the transaction with GESA and our future financial performance following the transaction, our ability to successfully integrate GESA and to realize the anticipated synergies, capabilities and operational benefits of the acquisition, our expansion into new end markets and customer segments, anticipated customer demand and trends in global power infrastructure investment, current and potential future long-term contracts, and our future business strategy, profitability, financial performance and results of operations. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include, but are not limited to, risks relating to the integration of GESA, the realization of anticipated benefits, synergies and accretion of the acquisition, the retention of key personnel and customers, unanticipated costs or liabilities, risks associated with international operations, and the other factors discussed or referenced in our filings made from time to time with the U.S. Securities and Exchange Commission (the “SEC”), including the risks discussed in Part I, Item 1A “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on February 27, 2026 and Part II, Item 1A “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 filed with the SEC on May 1, 2026. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Contact:
Yvonne Fletcher
Senior Vice President, Finance and Investor Relations
(281) 501-3070
IR@solaris-energy.com